As filed with the Securities and Exchange Commission on August 25, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ZEROSTACK CORP.

(Exact Name of Registrant as Specified in Its Charter)

State of Texas	98-1956033
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

2626 Cole Ave, Suite 300

Dallas, TX 75204

Tel: (956)-923-4188

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

C T Corporation System
1999 Bryan Street, Suite 900
Dallas, TX 75201-3136

Tel: (214) 979-1172

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies of communications to:

Richard Raymer

Nicholas Arruda

Dorsey & Whitney LLP

TD Bank Tower

66 Wellington Street West, Suite 3400

Toronto, ON M5K 1E6, Canada

(416) 367-7370

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after this Registration Statement is declared effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer", "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 25, 2026

PROSPECTUS

ZEROSTACK CORP.

$1,000,000,000

Common Stock

Warrants

Rights

Subscription Receipts

Preferred stock

Debt Securities

Units

We may from time to time sell our shares of common stock, $0.0001 par value per share ("Common Stock"), warrants, rights, subscription receipts, shares of preferred stock, $0.0001 par value per share ("Preferred Stock"), debt securities and units described in this prospectus in one or more offerings. The aggregate initial offering price of the securities that we may offer and sell under this prospectus will not exceed $1,000,000,000.

We refer to the Common Stock, warrants, rights, subscription receipts, Preferred Stock, debt securities and units collectively as "securities" in this prospectus.

This prospectus provides a general description of these securities, which we may offer and sell in amounts, at prices and on terms to be determined at the time of sale and set forth in a supplement to this prospectus. Each time we sell the securities described in this prospectus, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any of our securities. This prospectus may not be used to consummate a sale of our securities unless accompanied by an applicable prospectus supplement.

We may offer the securities from time through public or private transactions, and in the case of our Common Stock, on or off the Nasdaq Capital Market, at prevailing market prices or at privately negotiated prices. These securities may be offered and sold in the same offering or in separate offerings, to or through underwriters, dealers and agents, or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities registered hereunder and any applicable fees, commissions or discounts will be described in the applicable prospectus supplement. Our net proceeds from the sale of securities will also be set forth in the applicable prospectus supplement.

Investing in our securities involves risks. See "Risk Factors" beginning on page 6 for information you should consider before investing in our securities. See also "Risk Factors" in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is__________, 2026

ABOUT THIS PROSPECTUS

This prospectus is part of a "shelf" registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission, or the "SEC". Under this shelf registration statement, we may sell any one or more or a combination of the securities described in this prospectus in one or more offerings, up to a total dollar amount of $1,000,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that contains specific information about any offering by us with respect to the securities registered hereunder. The prospectus supplement may also add, update or change the information contained in this prospectus. You should read carefully both this prospectus, any prospectus supplement and any free writing prospectus related to the applicable offering that is prepared by us or on our behalf or that is otherwise authorized by us, together with additional information described under the heading "Where You Can Find More Information" located on page 6.

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus related to the applicable offering of securities that is prepared by us or on our behalf or that is otherwise authorized by us. We have not authorized any other person to provide you with different information. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus that is prepared by us or on our behalf or that is otherwise authorized by us. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of this prospectus and such accompanying prospectus supplement or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement are delivered, or securities sold, on a later date.

References in this prospectus to the "Registrant," the "Company," "ZeroStack," "we," "us" and "our" refer to ZeroStack Corp., a company incorporated in the State of Texas, and its consolidated subsidiaries, unless the context requires otherwise.

RISK FACTORS

Investing in our securities involves risks. Before deciding whether to purchase our securities, you should carefully consider the risk factors incorporated by reference from Part I, Item 1A, “Risk Factors” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on February 27, 2026 (the “2025 Annual Report”), Item 8.01 of our the Current Report on Form 8-K filed with the SEC on August 21, 2026 as well as  any updates to those risk factors contained in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K and the other information contained in this prospectus or any applicable prospectus supplement, as updated by those subsequent filings with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated herein by reference. These risks could materially affect our business, results of operations and financial condition and could cause the value of our securities to decline in value, in which case you may lose all or part of your investment. For more information, see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and other U.S. Federal securities laws. These forward-looking statements may include projections and estimates concerning our possible or assumed future results of operations, financial condition, business strategies and plans, market opportunity, competitive position, industry environment, and potential growth opportunities. In some cases, you can identify forward- looking statements by terms such as "may", "will", "should", "believe", "expect", "could", "intend", "plan", "anticipate", "estimate", "continue", "predict", "project", "potential", "target," "goal" or other words that convey the uncertainty of future events or outcomes. You can also identify forward-looking statements by discussions of strategy, plans or intentions. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, because forward-looking statements relate to matters that have not yet occurred, they are inherently subject to significant business, competitive, economic, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These and other important factors, including, among others, those discussed under the heading “Risk Factors” above, "Item 1A. Risk Factors" in our 2025 Annual Report and Item 8.01 of our Current Report on Form 8-K filed with the SEC on August 21, 2026,  which are incorporated by reference in this prospectus, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements in this prospectus. Some of the factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include:

  our limited operating history and net losses;
  fluctuations in the market price of $0G, the native token of the 0G Chain, a layer-1 blockchain designed to enable users to deploy and operate decentralized artificial intelligence (“AI”) applications and data (“0G Tokens”, each a “0G Token” or “0G”), MemeCore (M) tokens (“MemeCore Tokens”) or any other digital assets we might hold;
  the possibility that any one of the 0G Tokens, MemeCore Tokens and any other assets we might hold (collectively, the "Cryptocurrencies") may be classified as a "security";
  decrease in liquidity of 0G Tokens, MemeCore Tokens or any other digital assets we might hold;
  our ability to continue as a going concern absent access to sources of liquidity;
  damage to our reputation as a result of negative publicity;
  exposure to product liability claims, actions and litigation;
  risks associated with product recalls;
  our ability to successfully integrate businesses that we acquire;
  our ability to achieve economies of scale;
  our ability to fund overhead expenses, including costs associated with being a publicly-listed company;
  maintenance of effective quality control systems;
  risks associated with expansion into new jurisdictions;
  regulatory compliance risks;
  potential delisting resulting in reduced liquidity of our shares of Common Stock;
  risks associated with cybersecurity and the protection of confidential information;
  the possibility that we are deemed to be an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and become subject to applicable restrictions that make it impractical for us to continue segments of our business as currently contemplated;
  risks associated with our use of AI;
  competition from the emergence or growth of other digital assets accelerated by advancements in AI and blockchain technology;
  the reliance of our AI technology on the use of third-party data;
  the negative impact on the value the Cryptocurrencies caused by disruptions in the Cryptocurrencies' networks;
  risks related to the custody of the Cryptocurrencies, including the loss or destruction of private keys required to access our Cryptocurrencies and cyberattacks or other data loss relating to our Cryptocurrencies;
  the possibility that we may not realize the anticipated compounding value of common ownership of 0G and MemeCore; and
  the other risks described under the heading “Risk Factors” above, Part I, Item 1A, “Risk Factors” included in the 2025 Annual Report and Item 8.01 of our Current Report on Form 8-K filed with the SEC on August 21, 2026, as well as described from time to time in our other filings with the SEC.

Given the foregoing risks and uncertainties, you are cautioned not to place undue reliance on the forward-looking statements contained in or incorporated by reference into this prospectus. The forward-looking statements contained in or incorporated by reference into this prospectus are not guarantees of future performance and our actual results of operations and financial condition may differ materially from such forward-looking statements. In addition, even if our results of operations and financial condition are consistent with the forward-looking statements contained or incorporated by reference into this prospectus, they may not be predictive of results or developments in future periods. Any forward-looking statement contained or incorporated by reference into this prospectus speaks only as of the date of such statement. Except as required by law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements contained in or incorporated by reference into this prospectus, whether as a result of new information, future events or otherwise, after the date of this prospectus.

OUR COMPANY

Overview

ZeroStack’s strategy is built around acquiring digital assets that create compounding value through technical integration and operational leverage. The strategic ownership of $0G established the Company's presence in decentralized AI infrastructure. MemeCore tokens adds the consumer-facing application layer that directly consumes 0G's compute, storage, and AI execution capabilities.

We also operate as a global pharmaceutical distributor through our wholly owned subsidiary Phatebo. Based in Germany, Phatebo is a wholesale pharmaceutical distribution company with import and export capabilities of a wide range of pharmaceutical goods and medical products to treat a variety of health indications, including drugs related to cancer therapies, attention-deficit/hyperactivity disorder ("ADHD"), multiple sclerosis and anti-depressants, among others. Phatebo is focused on distributing pharmaceutical products within 28 countries globally, primarily in Europe, but also with sales to Asia, Latin America, and North America. On September 20, 2025, we entered into an agreement for the disposition of certain components of our existing hemp and cannabis business.

Business Strategy

Our business strategy is built on two core pillars: Digital Assets and AI and Commercial & Wholesale.

Digital Assets and AI

Our Digital Assets and AI strategy is built on two layers: the AI Infrastructure Layer and the Consumer Community Blockchain Layer.

AI Infrastructure Layer

In early 2025 following a due diligence process, we began implementing an expansion strategy focused on identifying and pursuing complementary growth opportunities within the global digital asset market.

Overview of AI Infrastructure Layer

The AI Infrastructure segment executes and manages the Company’s treasury policy with the purpose of purchasing, holding and compounding our digital asset holdings through revenue-accretive staking activities.

The objective for our strategy in the near-term is to accumulate 0G for the purpose of increasing our treasury holdings and increasing shareholder value. We intend to hold 0G for the long-term and expect to continue to accumulate 0G.

Our AI Infrastructure Layer Strategy

We have adopted a AI Infrastructure strategy under which the principal holding in our treasury reserve on the balance sheet will be allocated to cryptocurrency, and specifically a long-term strategy of holding 0G and/or other blockchain-linked cryptocurrencies. Additionally, we intend to monitor ongoing developments in the regulatory environment around cryptocurrencies, including pending federal legislation, and may modify or expand our treasury strategy to the extent we determine compliant with federal rules and regulations and not giving rise to a requirement that the Company register as an investment company under the Investment Company Act. Although we believe that 0G and the blockchain-linked cryptocurrencies in which we have invested or may invest are based on proven blockchain technology and supported by established infrastructure pertaining to custody and transacting in such cryptocurrencies, our cryptocurrency treasury strategy will be subject to the risks described under the heading “Risk Factors” of this prospectus, "Item 1A. Risk Factors" in our 2025 Annual Report and Item 8.01 of our Current Report on Form 8-K filed with the SEC on August 21, 2026, which are incorporated by reference in this prospectus,  and any updates to those risk factors in subsequent SEC filings.

Consumer Community Blockchain Layer

Overview of Consumer Community Blockchain Layer

On August 19, 2026, we acquired 925,925,926 MemeCore Tokens pursuant to Securities Purchase Agreements entered into with certain investors in which we agreed to issue and sell to such investors an aggregate of 3,500,000 shares of Common Stock and pre-funded warrants to purchase up to 36,198,294 additional shares of Common Stock (the “August 2026 Private Placement”). MemeCore is an EVM-compatible Layer-1 blockchain built for the Meme 2.0 economy, in which meme-driven assets evolve from speculative instruments into long-term community and cultural stores of value. MemeCore introduced Proof-of-Meme (“PoM”), a consensus mechanism that rewards authentic community participation rather than computational work alone. The MemeCore Token functions as the ecosystem's governance instrument and participation reward medium, which has the following core capabilities:

  PoM consensus rewarding cultural contribution over compute.
  Meme-native token infrastructure for creation, distribution, governance, and monetization of cultural assets.
  Community governance tied to verifiable engagement metrics.
  EVM-compatible execution enabling standard solidity development.
  Participation rewards distributed based on authentic contribution.

Our Consumer Community Blockchain Layer Strategy

We will not hold MemeCore Tokens as a passive financial position. This active use is a core premise of our acquisition of MemeCore Tokens, and, consistent with the Company’s covenant in the August 2026 Private Placement transaction documents that the MemeCore Tokens will not be made available for staking by the Company or any other Person. The Company's MemeCore Token holdings will be actively deployed, exclusive of staking, through the following programs:

  Governance participation. Submit and vote on MemeCore governance proposals aligned with the 0G + MemeCore Token integration roadmap.
  Ecosystem development. Financial and strategic support for developers building AI-enhanced applications on MemeCore using 0G infrastructure.
  Technical integration. Pursue direct protocol integration agreements, cross-chain infrastructure arrangements, and technology partnerships implementing the synergies between 0G and MemeCore.
  Network development. Facilitate introductions between the MemeCore ecosystem and 0G network participants, accelerating cross-ecosystem data network effects.
  Record keeping. Maintain contemporaneous activity logs and provide quarterly Board reports on operational engagement.

Custody

Our cryptocurrency will be held offline in cold storage with one or more third-party qualified custodians. Digital assets like cryptocurrency depend on private keys to retrieve and transfer funds.

We plan to hold our cryptocurrency in custody accounts at either a U.S.-based, institutional-grade custodian that has demonstrated a record of regulatory compliance and information security or offshore third-party managed custody accounts, which the Company will control. As we further execute on our strategy, we may expand our holdings to multiple similar custodians. However, as of the date hereof, we have entered into custodian agreements with BitGo, Inc. In the event that we are not able to maintain such a custodial arrangement, the development and implementation of our treasury strategy would be interrupted, which could cause a material adverse effect on our business, prospects, and market price of our Shares.

Competition

Our Digital Assets and AI segment operates in a highly competitive and ever-changing cryptoeconomy and faces significant competition, ranging from larger digital asset treasury companies, digital asset trading platforms, and validator peers. The cryptoeconomy is continuously expanding, and we expect to face competition from new entrants in the future as the adoption of digital assets continues to grow.

Focus on AI

ZeroStack believes that the rise of AI represents the next industrial revolution in the business world. AI has begun transforming many sectors of the global economy. We see parallels with similar industrial revolutions in history including:

  steam power mechanized production
  electricity enabled mass production
  automation and computerization

As part of our AI-focused asset management strategy, we intend to focus on the following business opportunities:

  opportunities leveraging 0G’s decentralized operating system proof-of-stake digital assets focused on AI
  compute power technology companies
  fee-earning opportunities on capital deployed
  private companies operating in the AI ecosystem
  staking validators and complementary businesses within the 0G ecosystem leveraging the stack integration of 0G’s AI infrastructure and MemeCore’s consumer community blockchain to uniquely position ZeroStack in the market

Our focus on AI is and will be subject to significant and evolving risks. For an overview of such risks, see risks described in this prospectus under the heading “Risk Factors”, “Item 1A. Risk Factors - Risks Related to Artificial Intelligence and Investing in Cryptocurrency” of our 2025 Annual Report  and Item 8.01 of our Current Report on Form 8-K filed with the SEC on August 21, 2026 and any updates to those risk factors contained in our Quarterly Reports on Form 10-Q.

Commercial & Wholesale

The Company's Commercial and Wholesale pillar encompasses the distribution of pharmaceutical products to international markets. This pillar is anchored by ZeroStack's wholly owned subsidiary, Phatebo, a multi-national operator in pharmaceutical distribution, with principal operations in Germany.

Phatebo

Based in Germany, Phatebo is a wholesale pharmaceutical distribution company with import and export capabilities of a wide range of pharmaceutical goods to treat a variety of health indications, including drugs related to cancer therapies, attention-deficit/hyperactivity disorder (“ADHD”), multiple sclerosis and anti-depressants, among others.

Human Capital Resources

As of August 19, 2026, we had a total of 22 employees, all of which were full-time. A total of 6 of our employees and consultants were based in North America and 15 of our employees and consultants were based internationally in Germany.

To our knowledge, none of our employees are represented by a labor organization or are a party to any collective bargaining arrangement. We have not experienced any work stoppages and we consider our relations with our employees to be good.

Additional Information

Our website is at www.zerostack.ai. Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports filed with or furnished to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act, are available at www.sec.gov/edgar. Our website address is included in this prospectus only as an inactive textual reference. Information contained on, or available through, our website is not incorporated by reference in, or made a part of, this prospectus.

Corporate Information

ZeroStack Corp. (formerly Flora Growth Corp.) was incorporated as Flora Growth Corp. on March 13, 2019, under the laws of the Province of Ontario. On January 29, 2026, the Company changed its corporate name from "Flora Growth Corp." to "ZeroStack Corp." and changed its Nasdaq ticker from "FLGC" to "ZSTK". On August 18, 2026, the Company changed its jurisdiction of incorporation from the province of Ontario, Canada, to the State of Texas. We are a decentralized AI treasury and AI-focused asset management company that is investing in the future of AI. Our first AI-oriented project is through strategic ownership in 0G Tokens. The Company is a global pharmaceutical distributor through its wholly owned subsidiary Phatebo.

On August 4, 2025, the Company effected a 1-for-39 share consolidation of the Company's issued and outstanding Shares, by filing Articles of Amendment to the Company's amended and restated Articles of Incorporation with the Ontario Ministry of Public and Business Service Delivery and Procurement.

On August 18, 2026, the Company changed its jurisdiction of incorporation from the province of Ontario, Canada, to the State of Texas. The Company discontinued its existence as a corporation under Section 181 of the Business Corporations Act (Ontario) and, pursuant to a "conversion" under Section 10.102 of the TBOC, continued its existence under the TBOC as a corporation incorporated in the State of Texas. In connection with the Continuance, the outstanding common shares of the Company were converted, on a one-for-one basis, into shares of common stock of the Company, respectively, as a corporation incorporated in the State of Texas. Following the completion of the Continuance, the rights of holders of the Company’s shares of Common Stock became governed by the Company’s Texas certificate of formation, its Texas bylaws and the TBOC,

Our principal place of business in the United States is located at 2626 Cole Avenue, Suite 300, Dallas, Texas, United States 75204 and our phone number is (956)-923-4188. Our website address is https://zerostack.ai/. The information contained on, or that can be accessed through, our website does not constitute a part of this prospectus and is not incorporated by reference herein.

We are an "emerging growth company" (an "EGC"), as defined in the Jumpstart Our Business Startups Act of 2012. As an EGC, we are eligible for exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and reduced disclosure obligations regarding executive compensation.

USE OF PROCEEDS

Unless we specify otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities offered hereby for capital expenditures, operating capacity, working capital and general corporate purposes.

Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the related supplement to this prospectus.

DESCRIPTION OF COMMON STOCK

We are authorized to issue up to 500,000,000,000 shares of Common Stock. As of August 24, 2026, there were 21,820,527 shares of Common Stock outstanding.

The following description of our Common Stock is a summary only and is subject to and qualified in its entirety by reference to applicable provisions of the TBOC, and our certificate of formation and bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

General

Voting Rights.

Each share of our Common Stock is entitled to one vote on all shareholder matters. Shares of our Common Stock do not possess cumulative voting rights.

Except for the election of directors and in limited other circumstances as set forth in our certificate of formation or bylaws, if a quorum is present, an action on a matter is approved if it receives the affirmative vote of the holders of the majority of the voting power present in person or represented by proxy at the meeting and entitled to vote on the subject matter, voting as a single class.

The election of directors is determined by a majority of the votes cast in respect of the voting power present in person or represented by proxy at the meeting and entitled to vote on the election of directors, meaning a nominee will be elected if the votes "for" such nominee's election exceeds the number of votes "against" such nominee's election, with abstentions and broker non-votes disregarded for such purposes. Notwithstanding the foregoing, in the event of a "contested election," which means an election where a prospective director has been nominated by shareholders, the election of directors is determined by a plurality of the votes cast in respect of the voting power present in person or represented by proxy at the meeting and entitled to vote on the election of directors, meaning that the nominees with the greatest number of votes cast, even if less than a majority, will be elected.

The voting rights, and other rights, preferences and privileges of holders of Common Stock are subject to, and may be impacted by, the rights of the holders of shares of any series of Preferred Stock that we may designate and issue in the future.

Dividend Rights.

Each share of our Common Stock is entitled to equal dividends and distributions per share with respect to the Common Stock when, as and if declared by our board of directors, subject to any preferential or other rights of any outstanding Preferred Stock.

Liquidation and Dissolution Rights.

Upon liquidation, dissolution or winding up, our Common Stock will be entitled to receive pro rata on a share-for-share basis, the assets available for distribution to the shareholders after payment of liabilities and payment of preferential and other amounts, if any, payable on any outstanding Preferred Stock.

No Preemptive, Conversion or Redemption Rights.

Holders of our outstanding Common Stock have no preemptive, conversion, or redemption rights. Shares of our Common Stock are not assessable. To the extent that additional shares of our Common Stock may be issued in the future, the relative interests of the then existing shareholders may be diluted.

Fully Paid Status.

All outstanding shares of our Common Stock are validly issued, fully paid and non-assessable.

Business Combinations under Texas Law

A number of provisions of Texas law, our certificate of formation and our bylaws could have an anti-takeover effect and make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise . These provisions are intended to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our board of directors.

We are subject to the provisions of Title 2, Chapter 21, Subchapter M of the TBOC (the "Texas Business Combination Law"), which provides that certain Texas corporations may not engage in specified types of business combinations, including mergers, consolidations and asset sales, with a person, or an affiliate or associate of such person, who is an "affiliated shareholder," for a period of three years from the date such person became an affiliated shareholder. An "affiliated shareholder" is generally defined to mean the holder of 20% or more of the corporation's voting shares. The law's prohibitions do not apply if (i) the business combination or the acquisition of shares by the affiliated shareholder was approved by the corporation's board of directors before the affiliated shareholder became an affiliated shareholder, or (ii) the business combination was approved by the affirmative vote of the holders of at least two-thirds of the voting power of the corporation not beneficially owned by the affiliated shareholder, at a meeting called for such purposes, not less than six months after the affiliated shareholder became an affiliated shareholder.

We are subject to the Texas Business Combination Law because we currently have more than 100 shareholders of record and neither our certificate of formation nor our bylaws includes an express provision that we will not be governed by such law. Accordingly, the Texas Business Combination Law may prevent a non-negotiated merger or other business combination involving us, even if such a merger or combination would be beneficial to our shareholders.

The Texas Business Combination Law does not apply to the following:

  the business combination of an issuing public corporation where the corporation's original certificate of formation or bylaws contain a provision expressly electing not to be governed by the Texas Business Combination Law, or its certificate of formation or bylaws have been amended by the affirmative vote of the holders, other than affiliated shareholders, of at least two-thirds of the outstanding voting shares of the corporation, expressly electing not to be governed by the Texas Business Combination Law and so long as the amendment does not take effect for 18 months following the date of the vote and does not apply to a business combination with an affiliated shareholder who became affiliated on or before the effective date of the amendment;

  a business combination of an issuing public corporation with an affiliated shareholder that became an affiliated shareholder inadvertently, if the affiliated shareholder divests itself, as soon as possible, of enough shares to no longer be an affiliated shareholder and would not at any time within the three-year period preceding the announcement of the business combination have been an affiliated shareholder but for the inadvertent acquisition;

  a business combination with an affiliated shareholder who became an affiliated shareholder through a transfer of shares by will or intestacy and continuously was an affiliated shareholder until the announcement date of the business combination; or

  a business combination of an issuing public corporation with its wholly owned subsidiary, if the subsidiary is a Texas entity and not an affiliate or associate of the affiliated shareholder other than by reason of the affiliated shareholder's beneficial ownership of voting shares of the issuing public corporation.

Anti-Takeover Provisions of Our Charter Documents

Our certificate of formation and our bylaws contain certain provisions that may have the effect of deterring or discouraging, among other things, a non-negotiated tender or exchange offer for our Common Stock, a proxy contest for control of us, the assumption of control of us by a holder of a large block of our Common Stock or the removal of our incumbent board of directors or management, efforts which we believe could divert the attention of our directors, officers and employees and adversely affect the independence and integrity of our business. These certificate of formation and bylaw provisions include:

  Authorized but Unissued Shares - Our certificate of formation authorizes us to issue up to 500,000,000,000 shares of Common Stock, which we can generally do without shareholder approval. These additional shares may be utilized for a variety of corporate purposes, including to raise additional capital, consummate corporate acquisitions and for issuance under employee benefit plans. The existence of authorized but unissued shares of Common Stock could render more difficult or discourage an attempt to obtain control of a majority of our Common Stock by means of a proxy contest, tender offer, merger or otherwise.

  Preferred Stock - Our certificate of formation authorizes us to designate and issue up to 500,000,000,000 shares of Preferred Stock, which we can generally do without shareholder approval. Once designated, a new class of Preferred Stock may have rights senior to those of our Common Stock and which could otherwise adversely affect the rights and powers, including voting rights, of the holders of our Common Stock. In some circumstances, issuances of Preferred Stock could decrease the market price of our Common Stock or have an anti-takeover effect.

  Advance Notice Procedures - Our bylaws establish an advance notice procedure for shareholder proposals to be brought before an annual meeting of our shareholders. At an annual meeting, our shareholders elect a board of directors and transact such other business as may properly be brought before the meeting. By contrast, at a special meeting, our shareholders may transact only the business for the purposes specified in the notice of the meeting.

  Special Meetings of Shareholders - Our bylaws provide that special meetings of the shareholders may only be called by our board of directors, the chairperson of our board of directors, our chief executive officer or our president, or upon written notice to our board of directors by our shareholders holding not less than 50% of our outstanding voting capital stock.

  Action by Written Consent - Any action required or permitted to be taken by the holders of our Common Stock may be effected by written consent of only if all such shareholders execute the written consent setting forth the proposed corporate action.

  No Cumulative Voting - Our certificate of formation and bylaws do not include a provision for cumulative voting in the election of directors.

  Approval of Fundamental Transactions - Under the TBOC, the affirmative vote of the holders of at least two-thirds of a corporation's outstanding voting shares is typically required to approve certain fundamental transactions, including amending the corporation's certificate of formation, approving mergers and conversions, and winding up the corporation. As permitted by the TBOC, however, our certificate of formation provides that all such fundamental transactions may be approved by simple majority vote.

  Bylaws - Our bylaws may be amended by our board of directors alone.

  Classified Board of Directors - Our certificate of formation sets the size of our board of directors at five directors and classifies such directors into three classes, Class I, Class II and Class III, with members of each class serving a three-year term. While we believe such classification promotes continuity and stability of our business strategies and management, such classification also makes it more difficult for our shareholders to change a majority of our directors given that it will generally take a minimum of two annual elections for this to occur.

  Vacancies - Our bylaws provide that vacancies on our board of directors may be filled by a majority of directors in office, even if less than a quorum, or by the sole remaining director.

  Exclusive Forum - Our certificate of formation provides that any shareholder derivative suit or any shareholder claim against a director or officer alleging a breach of fiduciary duties or a violation of the TBOC, our certificate of formation or our bylaws, among other actions, must to be brought in the Business Court in the First Business Court Division of the State of Texas (the "Business Court") (or, if the Business Court determines that it lacks jurisdiction, the federal district court for the Northern District of Texas, Dallas Division). This exclusive forum provision may limit our shareholders' ability to obtain a favorable judicial forum for disputes with us. We note that there is uncertainty as to whether a court would enforce such an exclusive forum provision in connection with claims arising under the Securities Act, and our shareholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

Limitation of Liability and Indemnification of Officers and Directors

Under the TBOC, a corporation's certificate of formation may provide that a director or officer is not liable, or is liable only to the extent provided by the certificate of formation, to the corporation or its shareholders for monetary damages for an act or omission in such person's capacity as a director or officer. The TBOC does not authorize elimination or limitation of liability, however, to the extent such director or officer is found liable under applicable law for:

  a breach of the director's or officer's duty of loyalty to the corporation or its shareholders;

  an act or omission not in good faith that constitutes a breach of duty of the director or officer to the corporation or that involves intentional misconduct or a knowing violation of law;

  a transaction from which the director or officer receives an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's duties; or

  an act or omission for which the liability of the director or officer is expressly provided by an applicable statute.

Our certificate of formation provides that, to the fullest extent permitted by the TBOC, our directors and officers are not liable to us or our shareholders for monetary damages for an act or omission in such person's capacity as a director or officer.

The TBOC provides that a corporation must indemnify a director or former director against reasonable expenses actually incurred by the person in connection with a proceeding in which the person is a respondent because the person is or was a director, or is or was serving as a representative of another enterprise or organization or an employee benefit plan while serving as a director, if the director or former director is wholly successful, on the merits or otherwise, in the defense of the proceeding. The TBOC also permits corporations to indemnify present or former directors where indemnification is not mandated by the TBOC; however, such permissive indemnification is subject to certain limitations and the director satisfying specified standards of conduct. The TBOC provides that officers must be indemnified to the same extent as directors are required to be indemnified under the TBOC. In addition, the TBOC permits indemnification in certain circumstances where such indemnification is approved by a corporation's shareholders.

Our certificate of formation provides that, to the fullest extent permitted by the TBOC, we shall have the power to indemnify any person made or threatened to be made a party to a proceeding by reason of the fact that he or she is or was a director, officer, employee, agent or other representative of the Company, any predecessor of the Company or any subsidiary or affiliate of the Company, or serves or served at any other enterprise as a director, officer, employee or agent at the request of the Company or any predecessor to the Company.

Our bylaws provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any proceeding by reason of the fact that such person is or was a director or officer of the Company or, while serving as a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee, agent or other representative of another corporation or other enterprise or organization, whether the basis of such proceeding is alleged action in an official capacity as a director or officer of the Company or in any other capacity while serving as a director or officer of the Company, shall be indemnified and held harmless by the Company to the fullest extent permitted by the TBOC against all expenses, liability and loss reasonably incurred by such indemnitee in connection therewith, and such indemnification shall continue as to an indemnitee who has ceased to be a director or officer of the Company and shall inure to the benefit of the indemnitee's heirs, executors and administrators. Our bylaws also provide that the audit committee of our board of directors may, but is not required to, cause us to pay expenses incurred in defending any such proceeding in advance of its final disposition, subject to the prospective indemnitee's agreement to comply with certain undertakings under the TBOC.

To the extent that indemnification for liabilities arising under the Securities Act may be permitted with respect to our directors, officers and controlling persons, we have been advised that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

The TBOC permits us to purchase insurance on behalf of existing or former officers, employees, directors or agents against any liability asserted against and incurred by that person in such capacity, or arising out of that person's status in such capacity. Pursuant to this authority, we maintain insurance for our officers, employees, directors and agents.

Transfer Agent

The transfer agent for our Common Stock is Continental Stock Transfer & Trust Company located at Company 1 State Street, 30th Floor New York, NY 10004.

Listing

Our Common Stock is listed on the Nasdaq Capital Market under the symbol "ZSTK".

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase our shares of Common Stock. The warrants may be issued independently or together with Common Stock offered by this prospectus and may be attached to or separate from those shares Common Stock.

While the terms we have summarized below will apply generally to any warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below, and you should refer to the applicable prospectus supplement for the specific terms of any warrants that we offer.

We may issue the warrants under a warrant agreement, which we will enter into with a warrant agent to be selected by us. Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the shares of Common Stock purchasable upon exercise of, its warrants.

We may issue warrants in such numerous distinct series as we determine.

We will incorporate by reference into the registration statement of which this prospectus forms a part the form of warrant agreement, including a form of warrant certificate, that describes the terms of the series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements related to the warrants that we sell under this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.

We will set forth in the applicable prospectus supplement the terms of the warrants in respect of which this prospectus is being delivered, including, when applicable, the following:

  the title of the warrants;
  the aggregate number of the warrants;
  the price or prices at which the warrants will be issued;
  the designation, number, and terms of shares of Common Stock purchasable upon exercise of the warrants;
  the date, if any, on and after which the warrants and the related shares of Common Stock will be separately transferable;
  the price at which each common share purchasable upon exercise of the warrants may be purchased;
  the date on which the right to exercise the warrants will commence and the date on which such right will expire;
  the minimum or maximum amount of the warrants that may be exercised at any one time;
  any information with respect to book-entry procedures;
  the effect of any merger, consolidation, sale, or other disposition of our business on the warrant agreement and the warrants;
  any other terms of the warrants, including terms, procedures, and limitations relating to the transferability, exchange, and exercise of such warrants;
  the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;
  the date on which the right to exercise the warrants begins and the date on which that right expires;
  the material U.S. federal income tax consequences of holding or exercising the warrants; and
  any other specific terms, preferences, rights, or limitations of, or restrictions on, the warrants.

Unless specified in an applicable prospectus supplement, warrants will be in registered form only.

A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer, and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants are exercised, holders of the warrants will not have any rights of holders of the underlying shares of Common Stock, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under the heading "Warrant Adjustments" below.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash shares of Common Stock at the applicable exercise price set forth in, or determined as described in, the applicable prospectus supplement. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or a part of the exercise price for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date of the warrants, as set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised by delivering to the corporation trust office of the warrant agent or any other officer indicated in the applicable prospectus supplement (a) the warrant certificate properly completed and duly executed and (b) payment of the amount due upon exercise. As soon as practicable following exercise, we will issue the underlying shares of Common Stock subject to such exercise to the applicable warrant holder. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially and adversely affect the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of shares of Common Stock covered by, a warrant will be adjusted proportionately if we subdivide or combine our Common Stock. In addition, unless the prospectus supplement states otherwise, if we, without payment:

  issue capital stock or other securities convertible into or exchangeable for common shares, or any rights to subscribe for, purchase, or otherwise acquire shares of Common Stock, as a dividend or distribution to holders of our Common Stock;
  pay any cash to holders of our Common Stock other than a cash dividend paid out of our current or retained earnings;
  issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our Common Stock; or
  issue shares of Common Stock or additional stock or other securities or property to holders of our Common Stock by way of spinoff, split-up, reclassification, combination of shares, or similar corporate rearrangement, then the holders of warrants will be entitled to receive upon exercise of the warrants, in addition to the shares of Common Stock otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property such holders would have been entitled to receive had they held the shares of Common Stock issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional stock and other securities and property.

Except as stated above, the exercise price and number of securities covered by a warrant, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of warrants may have additional rights under the following circumstances:

  certain reclassifications, capital reorganizations, or changes of the shares of Common Stock;
  certain share exchanges, mergers, or similar transactions involving us and which result in changes of the shares of Common Stock; or
  certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our Common Shares are entitled to receive stock, securities, or other property with respect to or in exchange for their shares of Common Stock, the holders of the warrants then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

DESCRIPTION OF RIGHTS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the rights that we may offer under this prospectus.  Rights may be offered independently or together with shares of Common Stock, warrants, Preferred Stock  or other security, or a combination thereof, and may be attached to or separate from those Securities.  While the terms we have summarized below will apply generally to any rights that we may offer under this prospectus, we will describe the particular terms of any series of rights in more detail in the applicable prospectus supplement.  The terms of any rights offered under a prospectus supplement may differ from the terms described below.

General

Rights may be issued independently or together with any other security and may or may not be transferable. As part of any rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such rights offering. If we issue rights, each series of rights will be issued under a separate rights agreement to be entered into between us and a bank, trust company or transfer agent, as rights agent, that will be named in the applicable prospectus supplement. Further terms of the rights will be stated in the applicable prospectus supplement. The rights agent will act solely as our agent and will not assume any obligation to any holders of rights certificates or beneficial owners of rights. The rights agreements and rights certificates will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a filing incorporated by reference in the registration statement.

The prospectus supplement relating to any rights we offer will describe the specific terms of the offering and the rights, including the record date for shareholders entitled to the rights distribution, the number of rights issued and the number of shares of Common Stock or other securities that may be purchased upon exercise of the rights, the exercise price of the rights, the date on which the rights will become effective and the date on which the rights will expire, and any applicable U.S. and Canadian federal income tax considerations.

In general, a right entitles the holder to purchase for cash a specific number of shares of Common Stock or other securities at a specified exercise price. The rights are normally issued to shareholders as of a specific record date, may be exercised only for a limited period of time and become void following the expiration of such period. If we decide to issue rights, we will accompany this prospectus with a prospectus supplement that will describe, among other things:

  the record date for shareholders entitled to receive the rights;
  the number of shares of Common Stock or other securities that may be purchased upon exercise of each right;
  the terms for changes to or adjustments in the exercise price, if any;
  whether the rights are transferable;
  the period during which the rights may be exercised and when they will expire;
  the steps required to exercise the rights;
  whether the rights include "oversubscription rights" so that the holder may purchase more securities if other holders do not purchase their full allotments;
  whether we intend to sell shares of Common Stock or other securities that are not purchased in the rights offering to an underwriter or other purchaser under a contractual "standby" commitment or other arrangement;
  our ability to withdraw or terminate the rights offering;
  material United States of acquiring, owning, exercising and disposing of rights; and
  other material terms, including terms relating to transferability, exchange, exercise or amendment of the rights.

If fewer than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

Prior to the exercise of a holder's rights, the holder will not have any of the rights of holders of the securities issuable upon the exercise of the rights and will not be entitled to, among other things, vote or receive dividend payments or other distributions on the securities purchasable upon exercise.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

We may issue subscription receipts, which will entitle holders to receive upon satisfaction of certain release conditions and for no additional consideration, shares of Common Stock, warrants, Preferred Stock or any combination thereof.  Subscription receipts will be issued pursuant to one or more subscription receipt agreements (each, a "Subscription Receipt Agreement"), each to be entered into between us and an escrow agent (the "Escrow Agent"), which will establish the terms and conditions of the subscription receipts. Each Escrow Agent will be a financial institution organized under the laws of the United States or a state thereof and authorized to carry on business as a trustee.  We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we file with the SEC, any Subscription Receipt Agreement describing the terms and conditions of subscription receipts we are offering before the issuance of such subscription receipts.

The following description sets forth certain general terms and provisions of subscription receipts and is not intended to be complete.  The statements made in this prospectus relating to any Subscription Receipt Agreement and subscription receipts to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Subscription Receipt Agreement and the prospectus supplement describing such Subscription Receipt Agreement.

The prospectus supplement relating to any subscription receipts we offer will describe the subscription receipts and include specific terms relating to their offering.  All such terms will comply with the requirements of the Nasdaq Capital Market relating to subscription receipts.  If underwriters or agents are used in the sale of subscription receipts, one or more of such underwriters or agents may also be parties to the Subscription Receipt Agreement governing the subscription receipts sold to or through such underwriters or agents.

General

The prospectus supplement and the Subscription Receipt Agreement for any subscription receipts we offer will describe the specific terms of the subscription receipts and may include, but are not limited to, any of the following:

  the designation and aggregate number of subscription receipts offered;

  the price at which the subscription receipts will be offered;

  the currency or currencies in which the subscription receipts will be offered;

  the designation, number and terms of the shares of Common Stock, warrants, Preferred Stock or combination thereof to be received by holders of subscription receipts upon satisfaction of the release conditions, and the procedures that will result in the adjustment of those numbers;

  the conditions (the "Release Conditions") that must be met in order for holders of subscription receipts to receive for no additional consideration shares of Common Stock, warrants, Preferred Stock or a combination thereof;

  the procedures for the issuance and delivery of shares of Common Stock, warrants, Preferred Stock or a combination thereof to holders of subscription receipts upon satisfaction of the Release Conditions;

  whether any payments will be made to holders of subscription receipts upon delivery of the shares of Common Stock, warrants, Preferred Stock  or a combination thereof upon satisfaction of the Release Conditions (e.g., an amount equal to dividends declared on shares of Common Stock or Preferred Stock  by us to holders of record during the period from the date of issuance of the subscription receipts to the date of issuance of any shares of Common Stock or Preferred Stock  pursuant to the terms of the Subscription Receipt Agreement);

  the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of subscription receipts, together with interest and income earned thereon (collectively, the "Escrowed Funds"), pending satisfaction of the Release Conditions;

  the terms and conditions pursuant to which the Escrow Agent will hold shares of Common Stock or warrants or Preferred Stock or a combination thereof pending satisfaction of the Release Conditions;

  the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to us upon satisfaction of the Release Conditions;

  if the subscription receipts are sold to or through underwriters or agents, the terms and conditions under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters or agents in payment of all or a portion of their fees or commission in connection with the sale of the subscription receipts;

  procedures for the refund by the Escrow Agent to holders of subscription receipts of all or a portion of the subscription price for their subscription receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the Release Conditions are not satisfied;

  any entitlement of the Company to purchase the subscription receipts in the open market by private agreement or otherwise;

  whether we will issue the subscription receipts as global securities and, if so, the identity of the depositary for the global securities;

  whether we will issue the subscription receipts as bearer securities, registered securities or both;

  provisions as to modification, amendment or variation of the Subscription Receipt Agreement or any rights or terms attaching to the subscription receipts;

  the identity of the Escrow Agent;

  whether the subscription receipts will be listed on any exchange;

  material United States of acquiring, owning, receiving securities in exchange and disposing of the subscription receipts; and

  any other terms of the subscription receipts.

In addition, the prospectus supplement and the Subscription Receipt Agreement for any subscription receipts we offer will describe all contractual rights of rescission that will be granted to initial purchasers of subscription receipts in the event this prospectus, the  prospectus supplement under which the subscription receipts are issued or any amendment hereto or thereto contains a misrepresentation, as discussed further under the sub-paragraph entitled "Rescission" below.

The holders of subscription receipts will not be shareholders of the Company.  Holders of subscription receipts are entitled only to receive shares of Common Stock, warrants, Preferred Stock or a combination thereof on exchange of their subscription receipts, plus any cash payments provided for under the Subscription Receipt Agreement, if the Release Conditions are satisfied.  If the Release Conditions are not satisfied, the holders of subscription receipts shall be entitled to a refund of all or a portion of the subscription price therefor and all or a portion of the pro rata share of interest earned or income generated thereon, as provided in the Subscription Receipt Agreement.

Escrow

The Escrowed Funds will be held in escrow by the Escrow Agent, and such Escrowed Funds will be released to us (and, if the subscription receipts are sold to or through underwriters or agents, a portion of the Escrowed Funds may be released to such underwriters or agents in payment of all or a portion of their fees in connection with the sale of the subscription receipts) at the time and under the terms specified by the Subscription Receipt Agreement.  If the Release Conditions are not satisfied, holders of subscription receipts will receive a refund of all or a portion of the subscription price for their subscription receipts plus their pro rata entitlement to interest earned or income generated on such amount, in accordance with the terms of the Subscription Receipt Agreement.  Shares of Common Stock or warrants or Preferred Stock may be held in escrow by the Escrow Agent, and will be released to the holders of subscription receipts following satisfaction of the Release Conditions at the time and under the terms specified in the Subscription Receipt Agreement.

Anti-Dilution

The Subscription Receipt Agreement will specify that upon the subdivision, consolidation, reclassification or other material change of the shares of Common Stock or warrants or Preferred Stock , as applicable, or any other reorganization, amalgamation, merger or sale of all or substantially all of our assets, the subscription receipts will thereafter evidence the right of the holder to receive the securities, property or cash deliverable in exchange for or on the conversion of or in respect of the shares of Common Stock or warrants or Preferred Stock  to which the holder of a Common Share or Warrant or Preferred Share would have been entitled immediately after such event.  Similarly, any distribution to all or substantially all of the holders of shares of Common Stock or Preferred Stock , as applicable, of rights, options, warrants, evidences of indebtedness or assets will result in an adjustment in the number of shares of Common Stock or Preferred Stock , as applicable, to be issued to holders of subscription receipts whose subscription receipts entitle the holders thereof to receive shares of Common Stock or Preferred Stock , as applicable.  Alternatively, such securities, evidences of indebtedness or assets may, at our option, be issued to the Escrow Agent and delivered to holders of subscription receipts on exercise thereof.  The Subscription Receipt Agreement will also provide that if other actions of the Company affect the shares of Common Stock or warrants or Preferred Stock , as applicable, which, in the reasonable opinion of our directors, would materially affect the rights of the holders of subscription receipts and/or the rights attached to the subscription receipts, the number of shares of Common Stock or warrants or Preferred Stock , as applicable, which are to be received pursuant to the subscription receipts shall be adjusted in such manner, if any, and at such time as our directors may in their discretion reasonably determine to be equitable to the holders of subscription receipts in such circumstances.

Rescission

The Subscription Receipt Agreement will also provide that any misrepresentation in this prospectus, the  prospectus supplement under which the subscription receipts are offered, or any amendment thereto, will entitle each initial purchaser of subscription receipts to a contractual right of rescission following the issuance of the shares of Common Stock or warrants or Preferred Stock , as applicable, to such purchaser entitling such purchaser to receive the amount paid for the subscription receipts upon surrender of the shares of Common Stock or warrants or Preferred Stock , as applicable, provided that such remedy for rescission is exercised in the time stipulated in the Subscription Receipt Agreement.  This right of rescission does not extend to holders of subscription receipts who acquire such subscription receipts from an initial purchaser, on the open market or otherwise, or to initial purchasers who acquire subscription receipts in the United States.

Global Securities

We may issue subscription receipts in whole or in part in the form of one or more global securities, which will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable prospectus supplement.  The global securities may be in temporary or permanent form. The applicable prospectus supplement will describe the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global security. The applicable prospectus supplement also will describe the exchange, registration and transfer rights relating to any global security.

Modifications

The Subscription Receipt Agreement will provide for modifications and alterations to the subscription receipts issued thereunder by way of a resolution of holders of subscription receipts at a meeting of such holders or a consent in writing from such holders. The number of holders of Subscriptions Receipts required to pass such a resolution or execute such a written consent will be specified in the Subscription Receipt Agreement.

DESCRIPTION OF PREFERRED STOCK

We are authorized to issue up to 500,000,000,000 shares of Preferred Stock. As of August 24, 2026, there were no shares of Preferred Stock outstanding.

The following description of our Preferred Stock is a summary only and is subject to and qualified in its entirety by reference to applicable provisions of the TBOC, and our certificate of formation and bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

General

Under the terms of our certificate of formation, shares of Preferred Stock may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by our board of directors prior to the issuance of any such shares. Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by our board of directors prior to the issuance of any such shares.

The powers, preferences and relative, participating, optional and other special rights of each class or series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. A prospectus supplement relating to any series of Preferred Stock being offered will include specific terms relating to the offering. Such prospectus supplement will include:

  the title and stated value of the Preferred Stock;

  the number of shares of the Preferred Stock offered, the liquidation preference per share and the offering price of the Preferred Stock;

  the dividend rates, periods or payment dates or methods of calculation thereof applicable to the Preferred Stock;

  whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the Preferred Stock shall accumulate;

  the provisions for a sinking fund, if any, for the Preferred Stock;

  any voting rights of the Preferred Stock;

  the provisions for redemption, if applicable, of the Preferred Stock and any restriction on the repurchase or redemption of shares by the Company while there is any arrearage in the payment of dividends or sinking fund installments;

  any listing of the Preferred Stock on any securities exchange;

  the terms and conditions, if applicable, upon which the Preferred Stock will be convertible into our Common Stock or Preferred Stock, including the conversion price or the manner of calculating the conversion price and conversion period;

  if appropriate, a discussion of Federal income tax consequences applicable to the Preferred Stock; and

  any other specific terms, preferences, rights, limitations or restrictions of the Preferred Stock.

The terms on which the Preferred Stock may be convertible into or exchangeable for our Common Stock, if applicable, will also be stated in the prospectus supplement. Any such terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of shares of our Common Stock to be received by the holders of Preferred Stock would be subject to adjustment.

When we issue shares of Preferred Stock, the shares will be fully paid and non-assessable, which means the full purchase price of the shares will have been paid and holders of the shares will not be assessed any additional monies for the shares. Unless the applicable prospectus supplement indicates otherwise, each series of the Preferred Stock will rank equally with any outstanding shares of our Preferred Stock and each other series of the Preferred Stock. Unless the applicable prospectus supplement states otherwise, the Preferred Stock will have no preemptive rights to subscribe for any additional securities which are issued by us, meaning the holders of shares of Preferred Stock will have no right to buy any portion of the issued securities.

Unless the applicable prospectus indicates otherwise, we will have the right to "reopen" a previous issue of a series of Preferred Stock by issuing additional Preferred Stock of such series.

The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of Preferred Stock will be named in the prospectus supplement relating to such series.

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities in one or more series, which may be senior debt securities or subordinated debt securities and which may be convertible into another security.

The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the following general terms and provisions may apply to the debt securities, will be described in an accompanying prospectus supplement. Our debt securities will be issued in one or more series under an indenture to be entered into between us and a trustee to be named in a prospectus supplement, as amended or supplemented from time to time. A form of the indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1939 ("Trust Indenture Act"). You should read the summary below, any accompanying prospectus supplement and the provisions of the indenture in their entirety before investing in our debt securities.

The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include, among others, the following:

• the title of the series of debt securities;

• any limit upon the aggregate principal amount that may be issued;

• the maturity date or dates;

• the form of the debt securities of the series;

• the applicability of any guarantees;

• whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

• whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

• if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

• the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

• our right, if any, to defer payment of interest and the maximum length of any such deferral period;

• if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

• the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund, mandatory redemption or analogous provisions or otherwise, to redeem, or at the holder's option repurchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

• the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

• any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

• whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

• if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders' option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange, which may, without limitation, include the payment of cash as well as the delivery of securities;

• if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

• additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

• additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

• additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

• additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

• additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

• the currency or currencies, including composite currencies, in which payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

• whether interest will be payable in cash or additional debt securities at our or the holders' option and the terms and conditions upon which the election may be made;

• the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any, and principal amounts of the debt securities of the series to any holder that is not a "United States person" for federal tax purposes;

• any restrictions on transfer, sale or assignment of the debt securities of the series; and

• any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

General

We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture.

We will describe in an accompanying prospectus supplement any other special considerations for any debt securities we sell that are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, and the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked will be described in an accompanying prospectus supplement.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in an accompanying prospectus supplement.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. Subject to the limitations provided in the indenture and in an accompanying prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

Unless we inform you otherwise in an accompanying prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in an accompanying prospectus supplement. Unless and until a global security is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

Governing Law

The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with shares of Common Stock, warrants, rights, subscription receipts, Preferred Stock and debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below, and you should refer to the applicable prospectus supplement for the specific terms of any units that we offer.

We will incorporate by reference into the registration statement of which this prospectus forms a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units and the unit agreements are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

We may issue units consisting of shares of Common Stock, warrants, rights, subscription receipts, Preferred Stock and debt securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit are immediately separable or otherwise may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including the following:

  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
  any provisions of the governing unit agreement that differ from those described below; and
  any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under "Description of Common Stock",  "Description of Warrants", "Description of Rights",  "Description of Subscription Receipts", "Description of Preferred Stock" and "Description of Debt Securities" will apply to each unit and to any common share, warrants, rights, subscription receipts, Preferred Stock and debt securities included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent, if any, will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION

General

We may offer and sell the Securities, separately or together: (a) to one or more underwriters or dealers; (b) through one or more agents; or (c) directly to one or more other purchasers. The Securities offered pursuant to any prospectus supplement may be sold from time to time in one or more transactions at: (i) a fixed price or prices, which may be changed from time to time; (ii) market prices prevailing at the time of sale; (iii) prices related to such prevailing market prices; or (iv) other negotiated prices, including sales in transactions that are deemed to be "at-the-market" distributions, including sales made directly on the Nasdaq Capital Market or other existing trading markets for the securities.  We may only offer and sell the Securities pursuant to a prospectus supplement during the period that this prospectus, including any amendments hereto, remains effective.  The prospectus supplement for any of the Securities being offered thereby will set forth the terms of the offering of such Securities, including the type of Security(ies) being offered, the name or names of any underwriters, dealers or agents, the purchase price of such Securities, the proceeds or consideration to us from such sale, any underwriting commissions or discounts and other items constituting underwriters' compensation and any discounts or concessions allowed or re-allowed or paid to dealers.  Only underwriters so named in the prospectus supplement are deemed to be underwriters in connection with the Securities offered thereby.

By Underwriters

If underwriters are used in the sale, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  Unless otherwise set forth in the prospectus supplement relating thereto, the obligations of underwriters to purchase the Securities will be subject to certain conditions, but the underwriters will be obligated to purchase all of the Securities offered by the prospectus supplement if any of such Securities are purchased.  We may offer the Securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.  We may agree to pay the underwriters a fee or commission for various services relating to the offering of any Securities.  Any such fee or commission will be paid out of our general corporate funds.  We may use underwriters with whom we have a material relationship.  We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

By Dealers

If dealers are used, and if so specified in the applicable prospectus supplement, we will sell such Securities to the dealers as principals.  The dealers may then resell such Securities to the public at varying prices to be determined by such dealers at the time of resale.  Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.  We will set forth the names of the dealers and the terms of the transaction in the applicable prospectus supplement.

By Agents

The Securities may also be sold through agents designated by us.  Any agent involved will be named, and any fees or commissions payable by us to such agent will be set forth, in the applicable prospectus supplement.  Any such fees or commissions will be paid out of our general corporate funds.  Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best-efforts basis for the period of its appointment.

Direct Sales

Securities may also be sold directly by us at such prices and upon such terms as agreed to by us and the purchaser.  In this case, no underwriters, dealers or agents may be involved in the offering.

General Information

Underwriters, dealers and agents that participate in the distribution of the Securities offered by this prospectus may be deemed underwriters under the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act.

Underwriters, dealers or agents who participate in the distribution of Securities may be entitled under agreements to be entered into with us to indemnification by us against certain liabilities, including liabilities under Canadian provincial and territorial and United States securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.  Such underwriters, dealers or agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be identified in the applicable prospectus supplement.

One or more firms, referred to as "remarketing firms," may also offer or sell the Securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the Securities in accordance with the terms of the Securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm's compensation. Remarketing firms may be deemed to be underwriters in connection with the Securities they remarket.

In connection with any offering of Securities, underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market.  Such transactions may be commenced, interrupted or discontinued at any time.

LEGAL MATTERS

Certain legal matters related to the Securities offered by this prospectus will be passed upon on our behalf by Dorsey & Whitney LLP.

EXPERTS

The Company's consolidated financial statements as of and for the fiscal year ended December 31, 2025 included in this prospectus have been audited by Davidson & Company LLP, PCAOB ID: 731 ("Davidson"), an independent registered public accounting firm, as set forth in their report thereon. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. Davidson is independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the SEC and the PCAOB on auditor independence. Davidson's headquarters are located at Suite 1200-609 Granville Street, Vancouver, BC V7Y 1G6 Canada.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC's website is www.sec.gov.

We make available free of charge on or through our website, https://zerostack.ai/, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the SEC.

We have filed with the SEC a registration statement under the Securities Act relating to the securities offered under this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at www.sec.gov. The registration statement and the documents referred to below under "Incorporation of Certain Documents by Reference" are also available on our website, https://zerostack.ai/ .

Information contained on or accessible through our website is not incorporated by reference in this prospectus and does not constitute a part hereof.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to "incorporate by reference" the information we have filed with it, which means that we can disclose important information to you by referring you to the documents containing such information. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents (excluding information furnished pursuant to Items 2.02, 7.01 and 9.01 of Form 8-K or any other information that is identified as "furnished" rather than filed) we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of this offering:

  our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 27, 2026;
  our Quarterly Report on Form 10-Q for the three months ended March 31, 2026 filed with the SEC on May 4, 2026;
  our Quarterly Report on Form 10-Q for the six months ended June 30, 2026 filed with the SEC on July 31, 2026;
  Our Form S-4 Registration Statement (File No. 333-296686), as amended and supplemented, including our Final Proxy Statement/Prospectus filed pursuant to Rule 424(b)(3) with the SEC on June 17, 2026;
  our Current Reports on Form 8-K filed with the SEC on January 6, 2026, January 29, 2026, March 31, 2026, May 6, 2026, July 20, 2026, July 23, 2026, August 18, 2026,  August 19, 2026 and August 21, 2026.
  The description of the shares of Common Stock contained in our Form 8-K12B, as filed with the SEC on August 18, 2026.

All filings filed by us pursuant to the Exchange Act after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement (excluding information furnished pursuant to Items 2.02, 7.01 and 9.01 of Form 8-K or any other information that is identified as "furnished" rather than filed) shall also be deemed to be incorporated by reference into this prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. Any statement contained in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a later statement contained in this prospectus or in any other document incorporated by reference into this prospectus modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). Any such request should be addressed to us at: 2626 Cole Ave, Suite 300, Dallas, Texas, United States 75204, Attention: Dany Vaiman, Chief Financial Officer or made by phone at (956)-923-4188. You may also access the documents incorporated by reference in this prospectus through our website at https://zerostack.ai/. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

ZEROSTACK CORP.

Common Stock

Warrants

Rights

Subscription Receipts

Preferred Stock

Debt Securities

Units

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation, if any) expected to be incurred by us in connection with a possible offering of securities registered under this registration statement.

SEC Registration Fee	$138,100.00
Legal Fees and Expenses	**
Accounting Fees and Expenses	**
Printing Expenses	**
Blue Sky Fees	**
Transfer Agent Fees and Expenses	**
Miscellaneous	**
Total	**

** To be provided by a prospectus supplement or a Current Report on Form 8-K that is incorporated by reference into this prospectus.

Item 15. Indemnification of Directors and Officers

Under the TBOC, the certificate of formation of a corporation may provide that a director or officer of the corporation is not liable, or is liable only to the extent provided by the certificate of formation, to the corporation or its shareholders for monetary damages for an act or omission by the person in the person's capacity as a director or officer. However, the TBOC does not authorize elimination or limitation of liability to the extent the director or officer is found liable under applicable law for:

  any breach of the director's or officer's duty of loyalty to the corporation or its shareholders;
  any act or omission not in good faith that constitutes a breach of duty of the director or officer to the corporation or that involves intentional misconduct or a knowing violation of law;
  any transaction from which the director or officer receives an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's duties; or
  an act or omission for which the liability of the director or officer is expressly provided by an applicable statute.

The Registrant's Texas certificate of formation provides that, to the fullest extent permitted by the TBOC from time to time, the Registrant's directors and officers are not liable to the Registrant or its shareholders for monetary damages for an act or omission by any such person in such person's capacity as a director or officer.

The TBOC provides that a corporation must indemnify a director or former director against reasonable expenses actually incurred by the person in connection with a proceeding in which the person is a respondent because the person is or was a director, or is or was serving as a representative of another enterprise or organization or an employee benefit plan while serving as a director, if the director or former director is wholly successful, on the merits or otherwise, in the defense of the proceeding. If a court determines that a director, former director or representative is entitled to indemnification, the court will order indemnification by the corporation and award the person expenses incurred in securing the indemnification. The TBOC also permits corporations to indemnify present or former directors where indemnification is not mandated by the TBOC; however, such permissive indemnification is subject to certain limitations and the director satisfying specified standards of conduct. The TBOC also provides that officers must be indemnified to the same extent as directors are required to be indemnified under the TBOC and that a court may also order indemnification under various circumstances. In addition, the TBOC permits indemnification in certain circumstances in which the Registrant would not otherwise have the power to do so under the provisions of the TBOC or the Registrant's charter or bylaws if that indemnification is approved by the Registrant's shareholders.

The Registrant's Texas certificate of formation provides that, to the fullest extent permitted by the TBOC, the Registrant shall have the power to indemnify any person made or threatened to be made a party to a proceeding by reason of the fact that he or she is or was a director, officer, employee, agent or other representative of the Registrant, any predecessor of the Registrant or any subsidiary or affiliate of the Registrant, or serves or served at any other enterprise as a director, officer, employee or agent at the request of the Registrant or any predecessor to the Corporation.

The Registrant's Texas bylaws provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any proceeding by reason of the fact that such person is or was a director or officer of the Registrant or, while serving as a director or officer of the Registrant, is or was serving at the request of the Registrant as a director, officer, employee, agent or other representative of another corporation or other enterprise or organization, whether the basis of such proceeding is alleged action in an official capacity as a director or officer of the Registrant or in any other capacity while serving as a director or officer of the Registrant, shall be indemnified and held harmless by the Registrant to the fullest extent permitted by the TBOC against all expenses, liability and loss reasonably incurred by such indemnitee in connection therewith, and such indemnification shall continue as to an indemnitee who has ceased to be a director or officer of the Company and shall inure to the benefit of the indemnitee's heirs, executors and administrators. The Registrant's bylaws also provide that the audit committee of the Registrant's board of directors may, but is not required to, cause the Registrant to pay expenses incurred in defending any such proceeding in advance of its final disposition, provided that, if the TBOC requires, expenses shall be advanced only after delivery to the Registrant of (a) a written affirmation of the indemnitee's good faith belief that the indemnitee has met the standard of conduct necessary for indemnification under the TBOC and (b) a written undertaking to repay all amounts so advanced if it is ultimately determined by final judicial determination that such indemnitee has not met the standard necessary for indemnification under the TBOC.

To the extent that indemnification for liabilities arising under the Securities Act may be permitted to the Registrant's directors, officers and controlling persons, the Registrant has been advised that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

The TBOC permits the Registrant to purchase insurance on behalf of existing or former officers, employees, directors or agents against any liability asserted against and incurred by that person in such capacity, or arising out of that person's status in such capacity. Pursuant to this authority, the Registrant maintains such insurance for the officers, employees, directors and agents of the Registrant and its subsidiaries.

Item 16. Exhibits

Exhibit Number	Description
1.1*	Form of Underwriting Agreement.

4.1*	Form of Warrant

4.2*	Form of Warrant Agreement

4.3*	Form of Subscription Rights Certificate

4.4*	Form of Preferred Stock Certificate

4.5*	Form of Debt Security

4.6	Form of Indenture

4.7*	Form of Unit

4.8*	Form of Unit Agreement

4.9	Form of Unit Warrant (incorporated by reference to Exhibit 4.5 of ZeroStack Corp.’s (formerly, "Flora Growth Corp.") Form F-1, filed with the SEC on November 16, 2021).

4.10	Form of Investor Warrant (incorporated by reference to Exhibit 4.1 of ZeroStack Corp.’s (formerly, "Flora Growth Corp.") Form 6-K, filed with the SEC on December 13, 2022).

4.11	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.2 of ZeroStack Corp.’s (formerly, "Flora Growth Corp.") Form 6-K, filed with the SEC on December 13, 2022).

4.12	Form of Investor Warrant (incorporated by reference to Exhibit 4.1 of ZeroStack Corp.’s (formerly, "Flora Growth Corp.") Form 8-K filed with the SEC on September 21, 2023).

4.13	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.2 of ZeroStack Corp.’s (formerly, "Flora Growth Corp.") Form 8-K filed with the SEC on September 21, 2023).

4.14	Form of Warrant Amendment (incorporated by reference to Exhibit 10.3 of ZeroStack Corp.’s (formerly, "Flora Growth Corp.") Form 8-K filed with the SEC on September 21, 2023).

4.15	Form of Promissory Note of ZeroStack Corp.’s (formerly, "Flora Growth Corp."), dated January 30, 2025 (incorporated by reference to Exhibit 10.2 of ZeroStack Corp.’s (formerly, "Flora Growth Corp.") Form 8-K filed with the SEC on February 5, 2025).

4.16	Form of Pre-funded Warrant dated May 2, 2025 (incorporated by reference to Exhibit 4.1 of ZeroStack Corp.’s (formerly, "Flora Growth Corp.") Form 8-K filed with the SEC on May 2, 2025).

4.17	Form of Pre-funded Warrant dated September 19, 2025 (incorporated by reference to Exhibit 4.1 of ZeroStack Corp.’s (formerly, "Flora Growth Corp.") Form 8-K filed with the SEC on September 23, 2025).

4.18	Form of Common Warrant dated as of September 19, 2025 (incorporated by reference to Exhibit 4.2 of ZeroStack Corp.’s (formerly, "Flora Growth Corp.") Form 8-K filed with the SEC on September 23, 2025).

4.19	Form of Convertible Note dated as of September 19, 2025 (incorporated by reference to Exhibit 4.3 of ZeroStack Corp.’s (formerly, "Flora Growth Corp.") Form 8-K filed with the SEC on September 23, 2025).

4.20	Form of Convertible Note dated as of September 22, 2025 (incorporated by reference to Exhibit 4.4 of ZeroStack Corp.’s (formerly, "Flora Growth Corp.") Form 8-K filed with the SEC on September 23, 2025).

4.21	2022 Incentive Compensation Plan, as amended on June 6, 2023, August 14, 2024, June 30, 2025, December 19, 2025 and July 20, 2026 (incorporated by reference to Exhibit 4.1 of ZeroStack Corp.’s Form 8-K filed with the SEC on July 20, 2026).

4.22	Form of Pre-funded Warrant dated August 19, 2026 (incorporated by reference to Exhibit 10.2 of ZeroStack Corp.’s Form 8-K filed with the SEC on August 19, 2026).

5.1	Opinion of Dorsey & Whitney LLP

23.1	Consent of Davidson & Company LLP, independent registered certified public accounting firm (PCAOB ID# 731).

23.3	Consent of Dorsey & Whitney LLP (contained in legal opinion filed as Exhibit 5.1)

25.1**	Form T-1 Statement of Eligibility of Trustee for Indenture under the Trust Indenture Act

24.1	Powers of Attorney (included on the signature page to this Registration Statement).

107	Filing Fee Table

__________________

* To be filed by amendment or as an exhibit to a document incorporated by reference herein in connection with an offering of the offered securities.

** To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; Provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 and Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(7) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, on  August 25, 2026.

ZeroStack Corp.

By:	/s/ Daniel Reis-Faria
Daniel Reis-Faria
Chief Executive Officer (Principal Executive Officer)

By:	/s/ Dany Vaiman
Dany Vaiman
Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel Reis-Faria and Dany Vaiman and each of them such person's true and lawful attorney-in-fact and agent, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement or any registration statement relating to this offering to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or such person's substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daniel Reis-Faria	Chief Executive Officer	August 25, 2026
Daniel Reis-Faria	(Principal Executive Officer)

/s/ Dany Vaiman	Chief Financial Officer	August 25, 2026
Dany Vaiman	(Principal Financial and Accounting Officer)

/s/ Michael Heinrich	Executive Chairman	August 25, 2026
Michael Heinrich

/s/ Edward Woo	Director	August 25, 2026
Edward Woo

/s/ Manfred Leventhal	Director	August 25, 2026
Manfred Leventhal

/s/ Laurence Zeifman	Director	August 25, 2026
Laurence Zeifman